U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): November 14, 2008


                           Berkeley Technology Limited
             (Exact Name of Registrant as Specified in its Articles)
                             ----------------------

                                     0-21874
                            (Commission File Number)

   Jersey, Channel Islands                          Not applicable
(State or Other Jurisdiction            (I.R.S. Employer Identification No.)
        of Incorporation)


                                One Castle Street
                           St. Helier, Jersey JE2 3RT
                                 Channel Islands
                              Tel: 011 44 1534 607700
             (Address and telephone of Principal Executive Offices)


                                 4 Wests Centre
                                   Bath Street
                                   St. Helier
                                 Jersey, JE2 4ST
                                 Channel Islands
             (Former Name or Address, if Changed Since Last Report)

The following information is furnished pursuant to this Item 7.01,"Regulation FD Disclosure" and Item 2.02, "Results of Operations and Financial Condition."


FOR IMMEDIATE RELEASE                                          November 14, 2008

                           Berkeley Technology Limited

                                Financial Results
                            For the Nine Months Ended
                               September 30, 2008

London, November 14, 2008 Berkeley Technology Limited (OTCBB: BKLYY.PK,  London:
BEK.L) (the "Company") is an international venture capital and consulting firm with a focus on Silicon Valley technology companies.

The Company today reported financial results for the nine months ended September 30, 2008. The Company's consolidated net loss for the nine months ended September 30, 2008, was $(2.1) million, or $(0.04) per diluted share and $(0.41) per diluted ADR, compared with consolidated net income of $0.2 million, or $0.00 per diluted share and $0.05 per diluted ADR, for the nine months ended September 30, 2007. The Company computes and reports consolidated net income (loss) and diluted earnings (loss) per share and ADR in accordance with U.S. generally accepted accounting principles ("U.S. GAAP").

Consulting fee income fell $0.6 million for the nine month period due to a fall in the number of clients and the scope of one contract was reduced. Investment income fell $0.4 million due to lower interest rates and insurance policy maturities. There was a decline in realized investment gains of $1.2 million due the receipt of a partial distribution of $1.2 million from the WorldCom, Inc. securities litigation in 2007. A final distribution of $0.3 million was received in 2008 but this gain was offset by a $0.3 million write-down on one of our private equity investments during the third quarter of 2008. Our quarterly review of investments identified an "other-than-temporary" impairment that was taken in accordance with U.S. GAAP. Operating expenses increased by $0.2 million primarily due to severance costs. These increased costs will continue through June 30, 2009, but after taking into account other cost savings and favorable currency movements, the net increase in quarterly costs are expected to be approximately $67,000 until the end of the second quarter of 2009. In February 2008, the Company submitted a claim in the Enron securities class action settlement, based on Enron bonds previously held by LPAL. Any receipts based on the claim are not expected until 2009 at the earliest and the amount of the recovery is unknown at this time. There has been no update in the status of our claim. The claims administrator has still been accepting new claims until an extended deadline of November 10, 2008. As of September 30, 2008, 86% of our assets were invested in U.S. dollar bank deposits and money market mutual funds. We are, however, operating in a much weaker economic environment.

Our intention is to continue managing the Company to create value for all of our shareholders regardless of their different interests in the Company's shares. In certain cases, we may benefit from investments made by our clients if their investments are successful. Last year, we established several new equity positions, through direct investment and through equity rights received as part of our consulting activities. We use our consulting relationships in part to generate fees that help cover operating expenses. The level of consulting fees is expected to be volatile depending on the nature and extent of our work at any point in time, but we are actively seeking new clients and business opportunities.

Statements contained herein which are not historical facts are forward-looking statements that involve a number of risks and uncertainties that could cause the actual results of the future events described in such forward-looking statements to differ materially from those anticipated in such forward-looking statements. Factors that could cause or contribute to deviations from the forward-looking statements include, but are not limited to, (i) variations in demand for the Company's products and services, (ii) the success of the Company's new products and services, (iii) significant changes in net cash flows in or out of the Company's businesses, (iv) fluctuations in the performance of debt and equity markets worldwide, (v) the enactment of adverse state, federal or foreign regulation or changes in government policy or regulation (including accounting standards) affecting the Company's operations, (vi) the effect of economic conditions and interest rates in the U.S., the U.K. or internationally, (vii) the ability of the Company's subsidiaries to compete in their respective businesses, (viii) the ability of the Company to attract and retain key personnel, and (ix) actions by governmental authorities that regulate the Company's businesses, including insurance commissions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise.


Please address any inquiries to:

Ian Whitehead                      Jersey                         (0)1534 607700
Chief Financial Officer
Berkeley Technology Limited



Form 10-Q for the quarter ended September 30, 2008

A copy of the above document will be submitted to the U.K. Listing Authority and will be shortly available for inspection at the U.K. Listing Authority's Document Viewing Facility, which is situated at:

Financial Services Authority
25 The North Colonnade
Canary Wharf
London
E14 5HS

Tel: 020 7676 1000

Berkeley Technology Limited
Condensed Consolidated Balance Sheets
Under U.S. GAAP (unaudited)
In thousands, except share amounts

                                                                                September 30,       December 31,
                                                                                    2008                2007
                                                                                -------------       ------------
                                    ASSETS

Current assets:
  Cash and cash equivalents                                                     $      13,064(1)    $     14,568
  Accounts receivable, less allowances of $34 as of September 30,
    2008 and December 31, 2007                                                            233                423
  Interest receivable                                                                       3                 14
  Prepaid expenses and deposits                                                            84                164
                                                                                -------------       ------------

Total current assets                                                                   13,384             15,169

Private equity investments (at lower of cost or estimated fair value)                   1,734(1)           1,984
Property and equipment, net of accumulated depreciation of $176 and $175 as
  of September 30, 2008 and December 31, 2007, respectively                                11                 14
                                                                                -------------       ------------

Total assets                                                                    $      15,129       $     17,167
                                                                                =============       ============

                     LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses                                         $         554       $        547
  Policyholder liabilities (due in less than one year)                                    130                 46
                                                                                -------------       ------------
Total current liabilities                                                                 684                593

Policyholder liabilities (due in more than one year)                                        -                 95
                                                                                -------------       ------------
Total liabilities                                                                         684                688
                                                                                -------------       ------------
Commitments and contingencies

Shareholders' equity:
Ordinary shares, $0.05 par value per share: 86,400,000 shares authorized;
   64,439,073 shares issued and outstanding as of  September 30,  2008
   and December 31, 2007                                                                3,222              3,222
Additional paid-in capital                                                             67,840             67,789
Retained earnings                                                                       6,380              8,465
Employee benefit trusts, at cost (13,522,381 shares as of
   September 30, 2008 and December 31, 2007)                                          (62,598)           (62,598)
Accumulated other comprehensive loss                                                     (399)              (399)
                                                                                -------------       ------------
Total shareholders' equity                                                             14,445             16,479
                                                                                -------------       ------------
Total liabilities and shareholders' equity                                      $      15,129       $     17,167
                                                                                =============       ============


(1) The  Company's  insurance  subsidiary,   London  Pacific  Assurance  Limited ("LPAL"),  holds $10,555 of the
    Group's $13,064 in cash and cash equivalents and $1,594 of the Group's  $1,734 in private equity investments which are only available to fund the operations or commitments LPAL, and not to the parent company or any of the other subsidiaries.

Berkeley Technology Limited
Condensed Consolidated Statements of Operations
Under U.S. GAAP (unaudited)
In thousands, except per share and ADS amounts

                                                                                       Nine Months Ended
                                                                                         September 30,
                                                                                --------------------------------
                                                                                    2008               2007
                                                                                -------------       ------------
 Revenues:
 Consulting fee income                                                          $         414       $      1,017
 Investment income                                                                        271                632
 Net realized investment gains                                                             20              1,198
                                                                                -------------       ------------
                                                                                          705              2,847
 Expenses:
 Operating expenses                                                                     2,784              2,557
 Amounts credited on insurance policyholder accounts                                        4                 42
                                                                                -------------       ------------
                                                                                        2,788              2,599
                                                                                -------------       ------------
 Income (loss) before income tax expense                                               (2,083)               248

 Income tax expense                                                                         2                  2
                                                                                -------------       ------------

 Net income (loss)                                                              $      (2,085)      $        246
                                                                                =============       ============

 Basic and diluted earnings (loss) per share                                    $       (0.04)      $       0.00
                                                                                =============       ============

 Basic and diluted  earnings (loss) per ADS                                     $       (0.41)      $       0.05
                                                                                =============       ============


Berkeley Technology Limited
Condensed Consolidated Statements of Cash Flows
Under U.S. GAAP (unaudited)
In thousands

                                                                                       Nine Months Ended
                                                                                         September 30,
                                                                                --------------------------------
                                                                                    2008               2007
                                                                                -------------       ------------

Net cash used in operating activities                                           $      (1,754)      $       (779)

Cash flows from investing activities:
Purchases of available-for-sale equity securities                                           -             (1,000)
Proceeds from maturity of held-to-maturity fixed maturity securities                        -              3,000
Proceeds from maturity of available-for-sale fixed maturity securities                      -              9,000
Proceeds from WorldCom, Inc. securities litigation settlement                             270              1,198
Capital expenditures                                                                       (2)                 -
                                                                                -------------       ------------
Net cash provided by investing activities                                                 268             12,198
                                                                                -------------       ------------
Cash flows from financing activities:
Insurance policyholder benefits paid                                                        -             (3,510)
                                                                                -------------       ------------
Net cash used in financing activities                                                       -             (3,510)
                                                                                -------------       ------------
Effect of exchange rate changes on cash                                                   (18)                14
                                                                                -------------       ------------
Net increase (decrease) in cash and cash equivalents                                   (1,504)             7,923
Cash and cash equivalents at beginning of period                                       14,568              6,707
                                                                                -------------       ------------
Cash and cash equivalents at end of period                                      $      13,064       $     14,630
                                                                                =============       ============

